EXHIBIT 10.14

March 20, 2001


PERSONAL AND CONFIDENTIAL
-------------------------
Via Email

Mr. Franklin Karp
President
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ  07071

Dear Franklin:

MESA Partners, Inc. ("MESA") is pleased to act as an advisor as memorialized in this Agreement ("Agreement") with Harvey Electronics, Inc. and/or its subsidiaries or affiliates (collectively, the "Company" or "HRVE") and in connection with the establishment of NewCo (the "Transaction"). The focus of NewCo is to create an organization that delivers high-end products, services and support to the consumer market for the purposes of becoming the premier integrator of home networks. A Home Network, ("HN") is defined as: a discrete technology that enables multiple users in one residence to connect computing equipment, entertainment devices and web-appliances to the Internet through one high-speed connection in order to efficiently converge voice, video and data.

1. Term. The term of MESA's engagement shall commence on the date hereof and continue for a period of 12 months, to be automatically renewed for an additional 6-month terms unless terminated by either party in accordance with paragraph 9 hereunder.

2. Services to be Rendered. In connection with its engagement hereunder, MESA will perform such management services as may be considered reasonable for the Transaction. Such services may include one or more of the following:

     (a) Initial Management of NewCo. MESA will assist management of HRVE in the development of NewCo. During the Term of this Agreement, MESA will work with management of HRVE to establish the initial business milestones for NewCo, some of which are outlined in Annex B.

     (b)  MESA shall also:

          i.   assist   management  of  HRVE  with  the  hiring  into  NewCo  of
               additional personnel needed to manage and operate NewCo during and after the expiration or termination of this Agreement;

          ii. if necessary and desirable, work with management of HRVE to identify and develop corporate offices of NewCo;

          iii. work with management of HRVE to develop, draft and create a business plan for NewCo

     (c) Other Services ("Other Services"). MESA may render such other advisory services as may from time to time be agreed upon by MESA and the Company.

3. Fees and Equity. The Company shall pay to MESA for its services hereunder the following fees and equity:

     (a) a fee of $20,000 a month the first payment of which is payable in cash upon the execution of this letter;

     (b) MESA will receive options to purchase shares of NewCo, ("Options"). The amount and terms of said Options will be determined jointly by MESA and the Company within sixty (60) days of the date first written above. In the event that there is no liquidity event ("Liquidity Event" defined as a sale of NewCo to another party or a public offering of securities of NewCo) for NewCo within a five (5) year period from the date of this Agreement, MESA's Options in NewCo will convert to Options in HRVE based upon a formula to be determined and agreed upon by HRVE and MESA.


4. Expenses. In addition to any fees that may be payable to MESA hereunder and regardless of whether any Transaction is proposed or consummated, HRVE hereby agrees to reimburse MESA monthly for all reasonable travel and other out-of-pocket expenses, which have been approved in advance by HRVE upon presentation of receipts or supporting documentation, incurred in connection with any actual or proposed Transaction or otherwise arising out of MESA's performance of its obligations under this Agreement, including all reasonable fees and disbursements of MESA's counsel in connection herewith.

5. Remedies. Each party agrees to pay the other party on demand any and all of the costs and expenses incurred by such party in connection with the enforcement of its rights under this Agreement, including, without limitation, the reasonable fees and disbursements of such party's counsel, provided, this Agreement is not terminated for Cause.

6. Information; Notice of Events. Pursuant to this engagement, the Company recognizes and confirms that MESA will be using information provided by or on behalf of the Company, and that MESA does not assume any responsibility for and may rely upon, without independent verification, the accuracy and completeness of any such information. The Company hereby warrants that any information relating to the Company that is furnished to MESA by or on behalf of the Company will be fair, accurate and complete and will not contain any material omissions or misstatements of fact. Until termination of this engagement, the Company will notify MESA promptly of the occurrence of any event, which might materially affect the Transaction or the business, operations, condition (financial or otherwise) or prospects of the Company.

7. Indemnity. MESA will be working on the Company's behalf and it is MESA's policy to receive indemnification for engagements of this nature. Accordingly, the Company agrees to the indemnity provisions and other matters set forth in Annex A, which is incorporated by reference into this letter.

8. Termination of Engagement. MESA's engagement hereunder may be terminated by either the Company or MESA at any time after 60 days from the date hereof with or without cause, upon thirty (30) days' prior written notice to the other party. Notwithstanding the foregoing, the provisions of paragraphs 7, 8 and 9 hereof shall survive such termination or the completion of this engagement.

9. Reduction of Services. In the event that HRVE wishes to alter the retainer portion of the Agreement herein after the first ninety (90) days while preserving the balance of the Agreement, both parties will agree to develop new work requirements and a retainer for MESA that consistent with the needs of HRVE and/or NewCo.

10. Confidentiality. With respect to all nonpublic, confidential or proprietary in nature information concerning HRVE, MESA, NewCo, or the Transaction that is made available to one party ("Recipient") by another party, the Recipient agrees that it shall hold such information, including without limitation, certain technical information and operational information ("Confidential Information") in strict confidence, shall not use such information except for the sole purpose of evaluating and negotiating the Transaction and shall not disseminate or disclose any of such information other than to its directors, officers, employees, stockholders, affiliates, agents and representatives (the "Representatives") who need to know such information for the sole purpose of evaluating and performing its obligations with respect to the Transaction (each of whom shall be informed by the Recipient in writing and shall agree in writing to treat such information confidentially). Confidential Information shall also include all notes, analyses, compilations, studies or other documents that are based on, contain or reflect Confidential Information. Confidential Information that is furnished to the Recipient, whether furnished orally, in writing or in graphic, encoded or other tangible form after the date of this letter shall be treated confidentially and with at least the same degree of care that the Recipient uses to treat its own information of a similar nature. Upon termination of this Agreement, the Recipient shall immediately return all such information, all copies thereof and all Confidential Information prepared by a party based upon the same, upon the furnishing party's request. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by the Recipient from a third party entitled to disclose it; (ii) becomes known publicly other than through the Recipient or any party who received the same through the Recipient; (iii) is required by law or court order to be disclosed by the  Recipient;  or (iv) is disclosed  with the express  prior written consent thereto of the furnishing party. The Recipient shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph.

11. Covenant Not to Compete; Non-Interference. MESA covenants and undertakes that, during the Term of this Agreement and until one (1) year after the final day MESA provides services to NewCo or HRVE, it will not, without the prior written consent of HRVE and NewCo, directly or indirectly, and whether as principal, agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than HRVE, NewCo or its affiliates, if any) engaged in a business in the same geographic market in which HRVE or NewCo conduct their respective business which is directly similar to or in competition with any of the businesses carried on by HRVE or NewCo (a "Similar Business") except in the course of their services hereunder and except for securities owned by MESA as of the date hereof being held by MESA for investment purposes only; provided, however, that MESA may invest in stock, bonds, or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if (i) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and
     (ii) its investment does not exceed, in the case of any class of the capital stock of any one issuer, three (3%) percent of the issued and outstanding shares, or in the case of bonds or other securities, three (3%) percent of the aggregate principal amount thereof issued and outstanding.

     MESA covenants and undertakes that during the Term of this Agreement and for a period of two (2) years after the final day MESA provides services to HRVE or NewCo, it will not, whether for its own account or for the account of any other person, firm, corporation or other business organization, interfere with HRVE or NewCo's relationship with, or endeavor to entice away from HRVE or NewCo, any person, firm, corporation or other business organization who, or which at any time during the period this Agreement is in effect, was a consultant, agent, employee, officer, director, supplier, or a customer of, or in the habit of dealing with, HRVE or NewCo.

     If any provision of this Section 15 is held by any court of competent jurisdiction to be unenforceable because of the scope, duration or area of applicability, such provision shall be deemed modified to the extent the court modifies the scope, duration or area of applicability of such provision to make it enforceable.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. All parties to this Agreement hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each party to this Agreement also hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this letter or the transactions contemplated hereby, in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

13. Miscellaneous. This Agreement (a) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist with respect thereto, whether written or oral, (b) may not be amended, modified or waived except in a writing executed by NewCo and MESA, (c) shall be binding upon and inure to the benefit of NewCo, MESA, the other indemnified parties and their respective successors and assigns, and (d) may be executed in one or more counterparts, including but not limited to facsimile, photocopy or other; all of which taken together shall constitute one in the same instrument.

14. Notices. All notices, demands, requests, demands and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand with written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by facsimile transmission electronically confirmed for receipt, in full, by the other party no later than 5:00 p.m., local time, on the date of transmission, addressed as follows:

         If to Harvey, to:              Harvey Electronics, Inc.
                                        205 Chubb Avenue
                                        Lyndhurst, NJ 07071
                                        Attention: Franklin Karp
                                        Facsimile:  (202) 842-0660


         with a copy to:                Ruskin, Moscou, Evans & Faltischek, P.C.
                                        170 Old Country Road
                                        Mineola, NY 11501
                                        Attention:  Jeffrey A. Wurst, Esq.
                                        Facsimile:  (516) 663-6678


         If to MESA, to:                MESA Partners, LLC
                                        10 Rockefeller Plaza, Suite 815
                                        New York, NY 10020
                                        Attention:  Michael A. Metzger
                                        Facsimile:  (212) 218-8778

     or, in the case of any of the parties hereto, at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 14. Each such notice, demand, request or other communication shall be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (iii) three business days following such mailing.

Please confirm that the foregoing is in accordance with your understanding and agreement with MESA by signing and returning to us a copy of this letter, which shall become a binding agreement upon our receipt.

We look forward to working with you on this assignment.

Very truly yours,

MESA PARTNERS, INC.


By:/s/ Michael Metzger
   -----------------------------
   Michael Metzger
   Managing Director


ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

Harvey Electronics, Inc.


By:/s/ Franklin Karp
   -----------------------------
   Franklin Karp
   President

                                     Annex A
                                 Indemnification


In the event that a party (the "Indemnified Party") becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of another party (the "Indemnifying Party"), in connection with any matter referred to in this Agreement, the Indemnifying Party periodically will reimburse the Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Indemnifying Party also will indemnify and hold the Indemnified Party harmless against any losses, claims, damages or liabilities to any such person in connection with any matter referred to in this Agreement, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of the Indemnified Party in performing the services that are the subject of this Agreement. If for any reason the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Indemnifying Party and its stockholders on the one hand and the Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Indemnifying Party and the Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Indemnifying Party under this paragraph shall be in addition to any liability which the Indemnifying Party may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Indemnified Party and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Indemnified Party and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party, the Indemnified Party, any such affiliate and any such person. The Indemnifying Party also agrees that neither the Indemnified Party nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Indemnifying Party or any person asserting claims on behalf of or in right of the Indemnifying Party for or in connection with any matter referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Indemnifying Party result from the gross negligence or bad faith of the Indemnified Party in performing the services that are the subject this Agreement.

                                     Annex B
                                   MILESTONES


The parties to this Agreement agree to define and establish the key milestones for the development of NewCo. MESA shall work with management of Harvey to achieve these objectives during the first several months. The following is an initial listing of these milestones:


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   #                                    MILESTONES
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   1    o       Complete Business Plan, Business Model and Financial Projections
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   2    o       Hire and Train Necessary Sales and Implementation Staff
--------------------------------------------------------------------------------
   3    o       Develop Vendor and Partner Relationships for Sales and Service
--------------------------------------------------------------------------------